Exhibit 99.1

RealPage Reports Second Quarter 2016 Financial Results

  Q2’16 total revenue of $142.7 million, representing 24 percent year-over-year growth
  Q2’16 operating cash flow of $31.6 million, representing 20 percent year-over-year growth

CARROLLTON, Texas--(BUSINESS WIRE)--August 3, 2016--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services for the multifamily, commercial, single-family and vacation rental housing industries, today announced financial results for its second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights

  Total revenue of $142.7 million, an increase of 24 percent year-over-year;
  Net income of $2.1 million, or $0.03 per diluted share, compared to a net loss of $3.3 million, or $0.04 per diluted share, in the prior year quarter.
  Non-GAAP total revenue of $142.5 million, an increase of 25 percent year-over-year;
  Adjusted EBITDA of $30.7 million, an increase of 43 percent year-over-year and 280 basis points of Adjusted EBITDA margin expansion; and
  Non-GAAP net income of $13.9 million, or $0.18 in non-GAAP net income per diluted share, a year-over-year increase of 45 percent and 50 percent, respectively.

Comments on the News

“Second quarter financial performance exceeded our expectations achieving strong revenue, profit and operating cash flow growth,” said Steve Winn, Chairman and CEO of RealPage. “Our Resident Services, Property Management and Asset Optimization product families continue to achieve exceptional revenue traction. Our Leasing and Marketing product family was down slightly compared to the prior year and is expected to encounter continued headwinds primarily related to a strong macro-economic rental housing environment that includes lower leasing velocity levels. However, our other three product families accounted for 78% of on demand revenue and should collectively fuel strong revenue growth throughout 2016.”

“We expanded adjusted EBITDA margins 280 basis points, resulting in the fifth consecutive quarter of significant margin expansion,” said Bryan Hill, CFO and Treasurer of RealPage. “We also continued to make strides with our integration of the NWP acquisition and are on target to achieve significant synergies in 2016 and 2017. Our focused integration plan for NWP combined with the efficiency gains we are achieving across the business underscore our profit outperformance and our revised outlook. Specifically, we are raising our adjusted EBITDA guidance for the full year to $122 million to $125 million.”

Financial Outlook1

RealPage management expects to achieve the following results during its third quarter ended September 30, 2016:

  Non-GAAP Total Revenue is expected to be in the range of $146.0 million to $148.0 million;
  Adjusted EBITDA is expected to be in the range of $31.0 million to $32.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.18 to $0.19;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 77.9 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2016:

  Non-GAAP Total Revenue is expected to be in the range of $567.0 million to $573.0 million;
  Adjusted EBITDA is expected to be in the range of $122.0 million to $125.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.71 to $0.74;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 77.7 million.

Use of Non-GAAP Financial Measures

In the company’s earnings releases, conference call remarks, slide presentations, and webcasts, the company may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release. For such non-GAAP reconciliations, please reference this press release, the Investor Relations section of www.realpage.com, and the company’s most recent SEC filings.

Conference Call and Webcast

The company will host a conference call on August 3, 2016 at 5:00 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast on the Investor Relations section of the RealPage website. In addition, a live dial-in is available domestically at 866-807-9684 and internationally at 412-317-5415. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10090182, until August 10, 2016.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management, leasing and marketing, asset optimization, and resident services solutions. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 12,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results; anticipated contributions to performance of its various product families, including the statement that Resident Services, Property Management and Asset Optimization product categories continue to fuel solid revenue traction; anticipated synergies resulting from the integration of NWP Services Corporation into RealPage, Inc.’s business; and RealPage, Inc.’s opportunities for operating leverage and operating cash flow growth. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.’s failure to integrate acquired businesses and any future acquisitions successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on May 6, 2016. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) interest expense, net, (6) income tax expense (benefit), (7) litigation-related expense, (8) headquarters relocation costs, and (9) stock-based expense; and the company defines “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding (1) asset impairment and loss on disposal of assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Product Development Margin” as Non-GAAP Product Development Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Sales and Marketing Margin” as Non-GAAP Sales and Marketing Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP General and Administrative Margin” as Non-GAAP General and Administrative Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP Operating Expense Margin” as Non-GAAP Operating Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income (loss), plus (1) acquisition-related and other deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) litigation-related expense, (6) headquarters relocation costs, and (7) stock-based expense; and the company defines “Non-GAAP Operating Margin” as Non-GAAP Operating Income as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax expense, (2) acquisition-related and other deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense (income), (6) litigation-related expense, (7) headquarters relocation costs, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our customers with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our customers’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “RPU,” or Revenue Per Unit, as Non-GAAP On Demand Revenue divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. The company calculates average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. The company monitors this metric to measure its success in increasing the number of on demand software solutions utilized by its customers to manage their rental housing units, its overall revenue and profitability.

The company defines “ACV,” or Annual Client Value, as RPU multiplied by Ending On Demand Units. The company monitors this metric to measure its success in increasing the number of on demand units and the amount of software solutions utilized by its customers to manage their rental housing units. In addition, the company believes ACV provides a useful proxy for the annual run-rate value of on demand customer relationships.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The company uses a non-GAAP tax rate of 40% to normalize the tax impact to its Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. Exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense (income) – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. Exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Litigation-related expense – This item relates to the company's litigation with Yardi Systems, Inc., including related insurance litigation and settlement costs. This significant and non-recurring litigation and related ancillary matters were resolved in the second quarter of 2014. The company believes that the costs incurred related to this litigation are not reflective of its ongoing operations.
  Headquarters relocation costs – These items consist of duplicative rent and other expenses related to the relocation of our corporate headquarters and data center. These costs are not reflective of the company’s ongoing operations due to their non-recurring nature.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

1 Recently, the U.S. Securities and Exchange Commission staff issued new guidance regarding the use of non-GAAP financial measures. While the company has reconciled guidance as part of its “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” as set forth in this press release, the company believes that revising the guidance bullets mid-year during 2016 to present the GAAP equivalent may confuse our stockholders and the investment community. As a result, the company plans to present both the non-GAAP financial measure and the applicable GAAP financial measure in its guidance bullets beginning with the release of its fiscal year 2017 guidance.

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,688	$30,911
Restricted cash	76,335	85,461
Accounts receivable, less allowance for doubtful accounts of $2,962 and $2,318 at June 30, 2016 and December 31, 2015, respectively	80,209	74,192
Prepaid expenses	11,166	8,294
Other current assets	22,414	23,085
Total current assets	236,812	221,943
Property, equipment, and software, net	114,757	82,198
Goodwill	261,768	220,097
Identified intangible assets, net	91,624	81,280
Deferred tax assets, net	18,863	12,051
Other assets	5,870	5,632
Total assets	$729,694	$623,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,879	$17,448
Accrued expenses and other current liabilities	42,911	28,294
Current portion of deferred revenue	83,288	84,200
Current portion of term loan, net	3,906	—
Client deposits held in restricted accounts	76,281	85,405
Total current liabilities	233,265	215,347
Deferred revenue	6,922	6,979
Revolving line of credit	—	40,000
Term loan, net	119,678	—
Other long-term liabilities	35,382	34,423
Total liabilities	395,247	296,749
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.001 par value: 125,000,000 shares authorized, 84,783,938 and 82,919,033 shares issued and 80,339,457 and 78,793,670 shares outstanding at June 30, 2016 and December 31, 2015, respectively	85	83
Additional paid-in capital	492,509	471,668
Treasury stock, at cost: 4,444,481 and 4,125,363 shares at June 30, 2016 and December 31, 2015, respectively	(26,517)	(24,338)
Accumulated deficit	(130,831)	(120,415)
Accumulated other comprehensive loss	(799)	(546)
Total stockholders’ equity	334,447	326,452
Total liabilities and stockholders’ equity	$729,694	$623,201

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
On demand	$136,610	$110,640	$260,021	$217,100
On premise	687	726	1,459	1,467
Professional and other	5,422	3,396	9,622	6,665
Total revenue	142,719	114,762	271,102	225,232
Cost of revenue(1) (2)	62,078	48,493	116,826	96,055
Gross profit	80,641	66,269	154,276	129,177
Operating expense:
Product development(1)	18,878	18,084	36,150	36,061
Sales and marketing(1) (2)	35,129	30,887	67,328	60,000
General and administrative(1) (2)	21,932	20,037	40,278	38,373
Impairment of identified intangible assets (2)	—	—	—	527
Total operating expense	75,939	69,008	143,756	134,961
Operating income (loss)	4,702	(2,739)	10,520	(5,784)
Interest expense and other, net	(1,074)	(390)	(1,782)	(657)
Income (loss) before income taxes	3,628	(3,129)	8,738	(6,441)
Income tax expense (benefit)	1,545	189	3,659	(1,515)
Net income (loss)	$2,083	$(3,318)	$5,079	$(4,926)

Net income (loss) per share attributable to common stockholders
Basic	$0.03	$(0.04)	$0.07	$(0.06)
Diluted	$0.03	$(0.04)	$0.07	$(0.06)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders
Basic	76,363	76,799	76,509	76,877
Diluted	77,161	76,799	77,120	76,877

(1) Includes stock-based expense follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cost of revenue	$826	$1,216	$1,577	$2,450
Product development	1,897	2,572	3,346	5,291
Sales and marketing	3,799	3,843	6,773	7,632
General and administrative	4,215	3,619	7,432	6,624
	$10,737	$11,250	$19,128	$21,997

(2) Certain amounts in the prior year periods have been reclassified to conform with current period presentation.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$2,083	$(3,318)	$5,079	$(4,926)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	14,215	11,263	26,822	21,874
Deferred taxes	781	454	2,320	(1,654)
Stock-based expense	10,737	11,250	19,128	21,997
Excess tax benefit from stock-based compensation	27	637	—	637
Loss on disposal and impairment of other long-lived assets	85	1,684	85	2,803
Acquisition-related consideration	(125)	116	(251)	493
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:	3,829	4,210	7,418	7,570
Net cash provided by operating activities	31,632	26,296	60,601	48,794

Cash flows from investing activities:
Purchases of property, equipment, and software	(28,269)	(5,066)	(38,486)	(11,248)
Proceeds from disposal of property, equipment, and software	—	305	—	305
Acquisition of businesses, net of cash acquired	(12,153)	(45,450)	(71,305)	(45,450)
Net cash used in investing activities	(40,422)	(50,211)	(109,791)	(56,393)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(1,055)	34,857	83,089	29,706
Payments of acquisition-related consideration	(375)	(95)	(2,736)	(1,234)
Issuance of common stock	5,526	714	8,008	1,469
Excess tax benefit from stock-based compensation	(27)	(637)	—	(637)
Purchase of treasury stock related to stock-based compensation	(917)	(2,118)	(2,179)	(3,937)
Purchase of treasury stock under share repurchase program	(5,106)	(7,199)	(21,244)	(15,146)
Net cash (used in) provided by financing activities	(1,954)	25,522	64,938	10,221
Net (decrease) increase in cash and cash equivalents	(10,744)	1,607	15,748	2,622
Effect of exchange rate on cash	(67)	(72)	29	(236)

Cash and cash equivalents:
Beginning of period	57,499	27,787	30,911	26,936
End of period	$46,688	$29,322	$46,688	$29,322

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America, or GAAP. An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue (GAAP)	$142,719	$114,762	$271,102	$225,232
Acquisition-related and other deferred revenue	(258)	(532)	(601)	(998)
Non-GAAP Total Revenue	$142,461	$114,230	$270,501	$224,234

Adjusted Gross Margin
Set forth below is a presentation of the company’s "Adjusted Gross Profit" and "Adjusted Gross Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross profit (GAAP) (1)	$80,641	$66,269	$154,276	$129,177
Acquisition-related and other deferred revenue	(258)	(532)	(601)	(998)
Depreciation	3,054	2,433	5,746	4,838
Amortization of intangible assets	4,141	3,276	8,306	6,090
Headquarters relocation costs	679	—	1,263	—
Stock-based expense	826	1,216	1,577	2,450
Adjusted Gross Profit	$89,083	$72,662	$170,567	$141,557

Adjusted Gross Margin	62.5%	63.6%	63.1%	63.1%

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA" and "Adjusted EBITDA Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss) (GAAP)	$2,083	$(3,318)	$5,079	$(4,926)
Acquisition-related and other deferred revenue	(258)	(532)	(601)	(998)
Depreciation, asset impairment, and loss on disposal of assets	6,563	6,868	12,059	13,018
Amortization of intangible assets	7,737	6,079	14,848	11,659
Acquisition-related (income) expense	(9)	565	(66)	1,657
Interest expense, net	1,090	308	1,809	575
Income tax expense (benefit)	1,545	189	3,659	(1,515)
Litigation-related expense	—	—	—	2
Headquarters relocation costs	1,174	—	2,199	—
Stock-based expense	10,737	11,250	19,128	21,997
Adjusted EBITDA	$30,662	$21,409	$58,114	$41,469

Adjusted EBITDA Margin	21.5%	18.7%	21.5%	18.5%

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense" and "Non-GAAP Product Development Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2016	2015	2016	2015
Product development expense (GAAP)		$18,878	$18,084	$36,150	$36,061
Less:	Asset impairment and loss on disposal of assets	—	202	—	801
	Headquarters relocation costs	176	—	330	—
	Stock-based expense	1,897	2,572	3,346	5,291
Non-GAAP Product Development Expense		$16,805	$15,310	$32,474	$29,969

Non-GAAP Product Development Margin		11.8%	13.4%	12.0%	13.4%

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense" and "Non-GAAP Sales and Marketing Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2016	2015	2016	2015
Sales and marketing expense (GAAP) (1)		$35,129	$30,887	$67,328	$60,000
Less:	Amortization of intangible assets	3,596	2,803	6,542	5,569
	Headquarters relocation costs	184	—	354	—
	Stock-based expense	3,799	3,843	6,773	7,632
Non-GAAP Sales and Marketing Expense		$27,550	$24,241	$53,659	$46,799

Non-GAAP Sales and Marketing Margin		19.3%	21.2%	19.8%	20.9%

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense" and "Non-GAAP General and Administrative Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2016	2015	2016	2015
General and administrative expense (GAAP) (1)		$21,932	$20,037	$40,278	$38,373
Less:	Asset impairment and loss on disposal of assets	85	1,482	85	1,475
	Acquisition-related (income) expense	(9)	565	(66)	1,657
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	135	—	252	—
	Stock-based expense	4,215	3,619	7,432	6,624
Non-GAAP General and Administrative Expense		$17,506	$14,371	$32,575	$28,615

Non-GAAP General and Administrative Margin		12.3%	12.6%	12.0%	12.8%

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense" and "Non-GAAP Operating Expense Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2016	2015	2016	2015
Operating expense (GAAP) (1)		$75,939	$69,008	$143,756	$134,961
Less:	Asset impairment and loss on disposal of assets	85	1,684	85	2,803
	Amortization of intangible assets	3,596	2,803	6,542	5,569
	Acquisition-related (income) expense	(9)	565	(66)	1,657
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	495	—	936	—
	Stock-based expense	9,911	10,034	17,551	19,547
Non-GAAP Operating Expense		$61,861	$53,922	$118,708	$105,383

Non-GAAP Operating Expense Margin		43.4%	47.2%	43.9%	47.0%

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income" and "Non-GAAP Operating Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating income (loss) (GAAP)	$4,702	$(2,739)	$10,520	$(5,784)
Acquisition-related and other deferred revenue	(258)	(532)	(601)	(998)
Asset impairment and loss on disposal of assets	85	1,684	85	2,803
Amortization of intangible assets	7,737	6,079	14,848	11,659
Acquisition-related (income) expense	(9)	565	(66)	1,657
Litigation-related expense	—	—	—	2
Headquarters relocation costs	1,174	—	2,199	—
Stock-based expense	10,737	11,250	19,128	21,997
Non-GAAP Operating Income	$24,168	$16,307	$46,113	$31,336

Non-GAAP Operating Margin	17.0%	14.3%	17.0%	14.0%

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss) (GAAP)	$2,083	$(3,318)	$5,079	$(4,926)
Income tax expense (benefit)	1,545	189	3,659	(1,515)
Income (loss) before income taxes	3,628	(3,129)	8,738	(6,441)

Acquisition-related and other deferred revenue	(258)	(532)	(601)	(998)
Asset impairment and loss on disposal of assets	85	1,684	85	2,803
Amortization of intangible assets	7,737	6,079	14,848	11,659
Acquisition-related (income) expense	(9)	565	(66)	1,657
Litigation-related expense	—	—	—	2
Headquarters relocation costs	1,174	—	2,199	—
Stock-based expense	10,737	11,250	19,128	21,997
Non-GAAP income before income taxes	23,094	15,917	44,331	30,679
Assumed rate for income tax expense (2)	40.0%	40.0%	40.0%	40.0%
Assumed provision for income tax expense	9,238	6,367	17,732	12,272
Non-GAAP Net Income	$13,856	$9,550	$26,599	$18,407

Net income (loss) per share - diluted	$0.03	$(0.04)	$0.07	$(0.06)
Non-GAAP Net Income per Diluted Share	$0.18	$0.12	$0.34	$0.24

Weighted average outstanding shares - basic (4)	76,363	76,799	76,509	76,877
Weighted average outstanding shares - diluted (4)	77,161	77,406	77,120	77,727

Non-GAAP On Demand Revenue, Ending On Demand Units, RPU and ACV
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue," "Ending On Demand Units," "RPU," and "ACV." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
On demand revenue (GAAP)	$136,610	$110,640	$260,021	$217,100
Acquisition-related and other deferred revenue	(258)	(532)	(601)	(998)
Non-GAAP On Demand Revenue	136,352	110,108	259,420	216,102

Ending On Demand Units	11,141	10,302	11,141	10,302
Average on demand units	11,070	10,001	10,927	9,816

RPU	$49.27	$44.04	$47.48	$44.03

ACV	$548,917	$453,700

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the third quarter ended September 30, 2016 and the year ended December 31, 2016. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the		Guidance Range for the
	Three Months Ended		Twelve Months Ended
	September 30, 2016		December 31, 2016
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP net income:
Net income (GAAP)	$1,750	$2,550	$10,300	$12,500
Income tax expense	1,250	1,850	7,400	8,950
Income before income taxes	3,000	4,400	17,700	21,450

Acquisition-related and other deferred revenue	(200)	(200)	(950)	(950)
Asset impairment and loss on disposal of assets	—	—	85	85
Amortization of intangible assets	8,000	7,900	30,800	30,700
Acquisition-related expense	—	—	50	—
Headquarters relocation costs	1,800	1,700	4,300	4,200
Stock-based expense	10,400	10,300	40,000	39,800
Non-GAAP income before income taxes	23,000	24,100	91,985	95,285
Assumed rate for income tax expense (2)	40.0%	40.0%	40.0%	40.0%
Assumed provision for income tax expense	9,200	9,640	36,794	38,114
Non-GAAP net income	$13,800	$14,460	$55,191	$57,171

Net income per share - diluted	$0.02	$0.03	$0.13	$0.16
Non-GAAP Net Income per Diluted Share	$0.18	$0.19	$0.71	$0.74

Weighted average outstanding shares - diluted (4)	77,911	77,911	77,720	77,720

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the third quarter ended September 30, 2016 and the year ended December 31, 2016. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the		Guidance Range for the
	Three Months Ended		Twelve Months Ended
	September 30, 2016		December 31, 2016
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$1,750	$2,550	$10,300	$12,500
Acquisition-related and other deferred revenue	(200)	(200)	(950)	(950)
Depreciation, asset impairment, and loss on disposal of assets	6,900	6,800	26,000	25,800
Amortization of intangible assets	8,000	7,900	30,800	30,700
Acquisition-related expense	—	—	50	—
Interest expense, net	1,100	1,100	4,100	4,000
Income tax expense	1,250	1,850	7,400	8,950
Headquarters relocation costs	1,800	1,700	4,300	4,200
Stock-based expense	10,400	10,300	40,000	39,800
Adjusted EBITDA	$31,000	$32,000	$122,000	$125,000

(1)	Certain amounts in prior periods of 2015 have been reclassified to conform with current period presentation.

(2)	A 40.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

(4)	For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com